Exhibit 10.7

Appendix 1

DELPHI TECHNOLOGIES PLC

ANNUAL INCENTIVE PLAN

1.	PURPOSE OF THE PLAN
The purpose of the Delphi Technologies PLC Annual Incentive Plan (the “Plan”) is to reward performance and provide future incentives to employees who contribute to the success of the business of Delphi Technologies PLC (the “Company”). The Plan is available for incentive programs not to exceed a period of one year for eligible employees. Because the Plan does not provide welfare benefits and does not provide for the deferral of compensation to termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended. To the extent any award under the Plan would become subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such award shall be granted in compliance with the requirements set forth in Section 409A of the Code and any binding regulations or guidance promulgated thereunder.

2.	EFFECTIVE DATE AND DURATION OF THE PLAN
The Plan is effective as of December 4, 2017.

3.	PLAN ADMINISTRATION AND ELIGIBILITY

(a)
The Plan shall be administered by the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee may authorize target award grants to employees. The Committee, in its sole discretion, shall determine the performance period, the performance levels at which different percentages of such awards will be earned, the collective amount for all awards to be granted at any one time, and the individual grants with respect to employees who are officers of the Company. The Committee may delegate to the Chief Executive Officer, the officers or such other committee or individual as determined by the Committee responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers. All awards granted under the Plan will be denominated and paid in cash (U.S. dollars or local currency equivalent).

(b)
The Committee shall have full power and authority to construe and interpret the Plan. The Committee shall determine the selection of employees for participation in the Plan and also decide any questions and settle any disputes or controversies that may arise with respect to the Plan. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Company’s officers. The Committee has the right, in the case of participants not employed in the United States, to vary from the provisions of the Plan in order to preserve its incentive features.

(c)
Only persons who are employees of the Company are eligible to receive an award under the Plan. Subject to such additional limitations or restrictions as the Committee may impose, the term “employees” means persons (i) who are employed by the Company, or any subsidiary (as defined below), including employees who are also directors of the Company or any such subsidiary, or (ii) who accept (or previously have accepted) employment, at the request of the Company, with any entity that is not a subsidiary but in which the Company has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term “subsidiary” means (x) a corporation of which the Company owns, directly or indirectly, capital stock having ordinary voting power to elect a majority of the board of directors of such corporation, (y) any unincorporated entity of which the Company can exercise, directly or indirectly, comparable control, or (z) any other entity which the Committee determines should be treated as a “subsidiary”. The Committee will determine when and to what extent individuals otherwise eligible for consideration become employees and

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when any individual will be deemed to have terminated employment for purposes of the Plan; provided that, with respect to any award subject to Section 409A of the Code, a termination of employment occurs when an employee experiences a “separation from service” (as such term is defined under Section 409A of the Code). To the extent determined by the Committee, the term “employees” will include former employees and any executor(s), administrator(s), or other legal representatives of an employee’s estate.

4.	DETERMINATION OF ANNUAL INCENTIVE AWARD

(a)
Prior to the grant of any target award, the Committee will establish performance levels for each such award related to the Company and its affiliates at which 100% of the award will be earned and a range (which need not be the same for all awards) within which greater and lesser percentages will be earned. The “performance period” will be twelve (12) months or less.

(b)
With respect to the performance levels to be established, the Committee will establish the specific measures for each grant at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more specified criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from award to award, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(c)	No target award will be granted to any director of the Company who is not an employee at the date of grant.

(d)	If an employee is promoted during the performance period, a target award may be increased to reflect such employee’s new responsibilities.

(e)
The Committee may adjust the performance levels and goals for any performance period and shall have the authority to make appropriate adjustments as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine to preserve the incentive features of the Plan (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a participant).

5.	DETERMINATION AND PAYMENT OF FINAL AWARD

(a)
Except as otherwise provided in the Plan, the percentage of each target award to be distributed to an employee will be determined by the Committee on the basis of the performance levels established for such award and the performance of the applicable enterprise or specified portion thereof, as the case may be, during the performance period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers to reflect individual performance during such period. Adjustments to awards to reflect individual performance for employees who are not officers may be made by the Chief Executive Officer, other officer or such other committee or individual as determined by the Committee. The amount of any adjustments made to individual awards, in the aggregate, will not change the sum of the payments of individual awards. Any target award, as determined and adjusted, is herein referred to as a “final award.”

(b)
Payment of any final award (or portion thereof) to an employee is subject to the satisfaction of the conditions precedent that such employee: (i) continue to render services as an employee through the end of

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the performance period, unless waived by the Committee, (ii) refrain from engaging in any activity through the end of the performance period which, in the opinion of the Committee, is competitive with any activity of the Company or any subsidiary (except that employment at the request of the Company with an entity in which the Company has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, may not be considered to be an activity which is competitive with any activity of the Company or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Company, and (iii) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request. Notwithstanding anything in this Plan to the contrary, nothing in this Plan prevents a participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purposes of clarity a participant is not prohibited from providing information voluntarily to the United States Securities and Exchange Commission pursuant to Section 21F of the United States Securities Exchange Act of 1934, as amended.

(c)
Final awards shall vest at the end of the performance period and shall be paid as soon as practicable following the end of the applicable performance period, but in no event later than March 15 following the last day of the applicable performance period.

6.	TREATMENT OF AWARDS UPON EMPLOYEE’S DEATH OR TERMINATION OF EMPLOYMENT

(a)
If an employee (x) is terminated for Cause at any time, (y) is terminated without Cause prior to having been employed for six months during the performance period, or (z) voluntarily quits employment (not due to Retirement) at any time, except as otherwise determined by the Committee, no award will be paid to the employee.

The term “Cause” means, with respect to any participant, “cause” as defined in such participant’s employment, severance, consulting or similar agreement (including any offer letter) between the Company or any of its affiliates and the participant (each, an “Employment Agreement”), if any, or if not so defined, such participant’s:
(i)    indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a participant’s duties to the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company;
(ii)    having been the subject of any order, judicial or administrative, obtained or issued by the United States Securities and Exchange Commission for any securities violation involving fraud including, for example, any such order consented to by the participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;
(iii)    conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company;
(iv)    willful violation of the Company’s Code of Conduct or other material policies set forth in the manuals or statements of policy of the Company;

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(v)    willful neglect in the performance of a participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or
(vi)    material breach of any Employment Agreement.
The occurrence of any such event that is susceptible to cure or remedy shall not constitute Cause if such participant cures or remedies such event within 30 days after the Company provides notice to such participant.

(b)
If, upon death or a Qualified Termination of an employee’s employment prior to the end of any performance period, other than an involuntary termination without Cause prior to having been employed for six months during the performance period, the Committee determines to waive the condition precedent of continuing to render services as provided in paragraph 5(b), then the target award granted to such employee with respect to such performance period will be reduced pro rata based on the number of months remaining in the performance period after the month of death or termination; provided further that such actions would not cause any payment to result in deferred compensation that is subject to the additional tax under Section 409A of the Code. The final award for such employee will be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the period prior to death or termination, and will be paid in accordance with paragraph 5(c).

A “Qualified Termination” means an involuntary termination without Cause, termination due to Disability, Retirement, or any other termination approved by the Committee. Should an employee be involuntarily terminated without Cause at any time before the end of the applicable performance period after having attained Retirement eligibility, the termination will be treated as a Retirement hereunder.
The term “Retirement” means, with respect to any participant, voluntarily terminating employment after having attained age 55 with at least 10 years of service with the Company, a subsidiary or a predecessor of either (including Delphi Automotive PLC).
The term “Disability” means, with respect to any participant, “disability” as defined in such participant’s Employment Agreement, if any, or if not so defined:
(i)    a permanent and total disability that entitles the participant to disability income payments under any long-term disability plan or policy provided by the Company under which the participant is covered, as such plan or policy is then in effect; or
(ii)    if such participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then a “permanent and total disability” as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.
A qualifying leave of absence, determined in accordance with procedures established by the Committee, will not be deemed to be a termination of employment, but, except as otherwise determined by the Committee, the employee’s target award may, but shall not

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be required to, be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period; provided that such actions would not cause any payment to result in deferred compensation that is subject to the additional tax under Section 409A of the Code. A target award will not vest during a leave of absence granted to an employee for government service.

7.	CHANGE IN CONTROL

(a)
Upon the effective date of a Change in Control, all outstanding unvested awards granted under this Plan will vest on a pro rata basis based on the greater of target award or actual performance during the applicable performance period up to the date of the Change in Control. The pro-rated award shall be paid as a single lump sum payment as soon as reasonably practicable following the date of the Change in Control, but in no event later than March 15 of the calendar year following the year in which the Change in Control occurs.

(b)	The term “Change in Control” means the occurrence of any one or more of the following events:
(i)    a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period commencing after the spin-off of the Company from Delphi Automotive PLC, whereby any “person” (as defined in Section 3(a)(9) of the United States Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder (the “Exchange Act”)), or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (in each case a “Person”) other than the Company or an employee benefit plan maintained by the Company, directly or indirectly acquire or maintain “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 30% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition;
(ii)    at any time during a period of 12 consecutive months commencing after the spin-off of the Company from Delphi Automotive PLC, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    the consummation, commencing after the spin-off of the Company from Delphi Automotive PLC, of a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

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(iv)    the consummation of any sale, lease, exchange or other transfer to any Person (other than an affiliate of the Company), in one transaction or a series of related transactions within a 12-month period commencing after the spin-off of the Company from Delphi Automotive PLC, of all or substantially all of assets of the Company and its subsidiaries.

8.	PLAN AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION
The Committee may, in its sole discretion, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) materially adversely affect the rights of an employee with respect to outstanding target awards or final awards under the Plan without the consent of the affected employee, except to the extent any such amendment, modification, suspension or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any recoupment provisions on any award in accordance with paragraph 10(g), or (b) render any director of the Company who is not an employee at the date of grant eligible to be granted a target award.

9.	GOVERNING LAW
This Plan and all determinations made and actions taken pursuant hereto will be governed by the laws of the State of New York, without giving effect to principles of conflict of laws, and construed accordingly.

10.	MISCELLANEOUS

(a)
No employee, participant or other person shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of employees, participants or holders or beneficiaries of awards under the Plan. The grant of an award under the Plan shall not be construed as giving an employee the right to be retained in the employ of, or to continue to provide services to, the Company or any subsidiary. Further, the Company or the applicable subsidiary may at any time dismiss an employee, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan.

(b)
All final awards which have been awarded in accordance with the provisions of the Plan will be paid as soon as practicable following the end of the related performance period but prior to March 15 of the following year. If the Company has any unpaid claim against an employee arising out of or in connection with the employee’s employment with the Company, such claim may be offset against awards under the Plan. Such claim may include, but is not limited to, unpaid taxes or corporate business credit card charges.

(c)
All payments and distributions will be paid from the general assets of the Company. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any employee, former employee, or any other person.

(d)	The expenses of administering this Plan will be borne by the Company.

(e)
Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award is assignable or transferable and, during the lifetime of the employee, any payment of any final award will only be made to the employee.

(f)
In the event of death, the executor(s) or administrator(s) of the employee’s estate, or such other person(s) as determined by a court of competent jurisdiction, may receive payment, in accordance with and subject to the provisions of this Plan, provided the executor(s), administrator(s), or other person supplies documentation satisfactory to the Company to so act. Upon making such determination, the Company is relieved of any further liability regarding any award to the deceased employee.

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(g)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the participant shall reimburse the Company the amount of any payment in settlement of any award under the Plan earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement. Rights, payments and benefits under any award under the Plan shall be subject to repayment to or recoupment (clawback) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(h)
With respect to awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an award as a result of the participant’s termination of employment (other than due to death) occurring while the participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the participant’s termination of employment, except as permitted under Section 409A of the Code. If an award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the participant on account of non-compliance with Section 409A of the Code.

(i)
By participating in the Plan, the participant consents to the holding and processing of personal information provided by the participant to the Company or any subsidiary, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining participant records; (ii) providing information to the Company, subsidiaries, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company or any subsidiary, or the business in which the participant works; and (iv) transferring information about the participant to any country or territory that may not provide the same protection for the information as the participant’s home country.